Immediate Release

Media Contact:
Jeff Bellows, Managing Director, Public Relations
(US+) 1-617-897-0350 or jeff.bellows@resources-us.com

Analyst Contact:
Nate Franke, Chief Financial Officer
(US+) 1-714-430-6500 or nate.franke@resources-us.com

Resources Connection, Inc. Reports First Quarter Fiscal 2009 Results,
Continuing Gross Margin Improvement

IRVINE, Calif., October 2, 2008 – Resources Connection, Inc. (NASDAQ: RECN), a multinational professional services firm that provides to clients – through its operating subsidiary, Resources Global Professionals (“Resources”) – accomplished professionals in accounting and finance, risk management and internal audit, information management, human capital, supply chain management and legal services, today announced financial results for its fiscal first quarter ended August 30, 2008.

Total revenue for the first quarter of fiscal 2009 improved 6.8% to $207.3 million from $194.1 million for the first quarter in fiscal 2008. Revenues in the U.S. were flat quarter-over-quarter while international revenues increased 26.5% (17.4% on a constant dollar basis).

Gross margin was 39.0% in the first quarter of fiscal 2009 versus 37.9% in the comparable period of fiscal 2008. Selling, general and administrative expenses, which include stock compensation expense, were 27.3% of revenue for the first quarter of fiscal 2009, the same as in the first quarter of fiscal 2008.

Net income determined in accordance with generally accepted accounting principles (“GAAP”) improved 7.8% to $12.5 million for the first quarter ended August 30, 2008 compared with $11.6 million for the quarter ended August 25, 2007; earnings per diluted share improved 17.4% to $0.27 per diluted share for the first quarter of fiscal 2009 from $0.23 per diluted share for the first quarter of the prior year. GAAP net income includes non-cash stock based compensation expense of $3.6 million and $4.1 million, net of tax for the quarters ended August 30, 2008 and August 25, 2007, respectively.

Adjusted earnings before interest, taxes, depreciation, amortization and stock compensation expense or “EBITDA” for the first quarter of fiscal 2009 was $29.3 million or 14.1% of revenue versus $26.5 million or 13.7% of revenue for the same quarter of fiscal 2008.

“I am particularly pleased with our gross margin and profitability trends, which will remain a focus of the entire Resources team,” said Don Murray, Executive Chairman of Resources. “We continue to demonstrate our ability to adapt to our clients’ needs in these volatile times.”

“As we look forward, we will continue to face a challenging economic environment and volatility in world financial markets,” said Thomas Christopoul, President and CEO of Resources. “We believe the enormous change taking place in the capital markets will present significant opportunities for us in the future; however, the timing of those opportunities will vary as companies work through the difficult business environment. Our business model, which is designed such that 70% of our cash costs are variable, positions Resources extremely well in these uncertain times.”

ABOUT RESOURCES GLOBAL PROFESSIONALS

Resources Global Professionals, the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational professional services firm that helps business leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise – finance and accounting, information management, internal audit, human capital, legal services and supply chain management.

Resources Global was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 4,000 professionals, from more than 80 practice offices, annually serving 2,400 clients around the world.

Headquartered in Irvine, California, Resources Global has served 84 of the Fortune 100 companies.

The Company is listed on the NASDAQ Global Select Market, the exchange’s highest tier by listing standards. More information about Resources Global is available at http://www.resourcesglobal.com.

Resources will hold a conference call for interested analysts and investors at 5:00 p.m., ET today, October 2, 2008. This conference call will be available for listening via a webcast on the Company’s website: http://www.resourcesglobal.com.

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. In this press release, such statements include our plans to remain focused on gross margin and profitability trends; our belief that the enormous change taking place in the capital markets will present significant opportunities for us in the future and that our business model positions Resources Connection well in these uncertain times; and our belief that we continue to demonstrate our ability to adapt to our clients’ needs in these volatile times. Such statements and all phases of Resources Connection’s operations are subject to known and unknown risks, uncertainties and other factors, including seasonality, overall economic conditions and other factors and uncertainties as are identified in our most recent Annual Report on Form 10-K and our other public filings made with the Securities and Exchange Commission (File No. 0-32113). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Resources Connection’s, and its industry’s, actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The Company undertakes no obligation to update the forward-looking statements in this press release.
###

RESOURCES CONNECTION, INC.
INCOME STATEMENT
(in thousands, except per share amounts)

	Quarter Ended
	August 30, 2008	August 25, 2007
	(unaudited)

Revenue	$207,305	$194,120
Direct costs of services	126,466	120,631
Gross profit	80,839	73,489
Selling, general and administrative expenses (1)	56,513	53,029
Operating income before amortization and depreciation (1)	24,326	20,460
Amortization of intangible assets	382	254
Depreciation expense	2,340	1,875
Operating income (1)	21,604	18,331
Interest income	(516)	(2,542)

Income before provision for income taxes (1)	22,120	20,873
Provision for income taxes (2)	9,628	9,291

Net income (1) (2)	$12,492	$11,582

Diluted net income per share	$0.27	$0.23

Diluted shares	46,008	50,411

RESOURCES CONNECTION, INC.
INCOME STATEMENT
(in thousands, except per share amounts)

EXPLANATORY NOTES

1.
Includes $4,964 and $6,000 of expense for the three months ended August 30, 2008 and August 25, 2007, respectively, related to the mandatory requirement to recognize compensation expense for employee stock option grants and employee stock purchases.

2.
The Company’s effective tax rate, absent the impact of the requirement to recognize compensation expense related to employee stock option grants and employee stock purchases, was 40.5% and 40.0% for the three months ended August 30, 2008 and August 25, 2007, respectively. The Company’s effective tax rate, including the impact of the requirement to recognize compensation expense related to employee stock option grants and employee stock purchases, was 43.5% and 44.5% for the three months ended August 30, 2008 and August 25, 2007, respectively. The Company cannot recognize a potential tax benefit for certain stock option grants until and unless the holder exercises his or her option and sells the shares. In addition, the Company can only recognize a potential tax benefit for employees’ acquisition and subsequent sale of shares purchased through the Company’s Employee Stock Purchase Plan if the sale occurs within a certain defined period. Further, under SFAS 123(R), certain potential tax benefits associated with incentive stock options fully vested at the time of adoption of SFAS 123(R) will be recognized as additional paid in capital when and if those options are exercised.

RESOURCES CONNECTION, INC.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands, except Adjusted EBITDA Margin)

	Quarter Ended
	August 30, 2008	August 25, 2007
	(unaudited)

Consolidated EBITDA and Adjusted EBITDA
Net Income	$12,492	$11,582
Adjustments:

Amortization of intangible assets	382	254

Depreciation expense	2,340	1,875
Interest income	(516)	(2,542)
Provision for income taxes	9,628	9,291

EBITDA	24,326	20,460

Stock Compensation Expense	4,964	6,000

Adjusted EBITDA	$29,290	$26,460

Revenue	$207,305	$194,120

Adjusted EBITDA Margin	14.1%	13.6%

RESOURCES CONNECTION, INC.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands, except Adjusted EBITDA Margin)

The Company utilizes certain financial measures and key performance indicators that are not defined by or calculated in accordance with GAAP to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

EBITDA, a non-GAAP financial measure, is calculated as net income before amortization of intangible assets, depreciation expense, interest income and income taxes. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA before stock compensation expense. Adjusted EBITDA Margin is calculated by dividing Revenue by Adjusted EBITDA. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful measures to our investors because they are financial measures used by management to assess the performance of our Company. Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of financial performance or liquidity under GAAP and should not be considered in isolation or construed as substitutes for net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our profitability or liquidity. These measures should be considered in addition to, and not as a substitute, or a superior measure to, net income, earnings per share, cash flows or other measures of financial performance prepared in accordance with GAAP.

RESOURCES CONNECTION, INC.
SELECTED BALANCE SHEET INFORMATION
(in thousands)

	August 30, 2008	May 31, 2008
	(unaudited)

Cash, cash equivalents and short-term investments	$121,742	$106,814

Accounts receivable, less allowances	$116,981	$126,669

Total assets	$408,625	$410,502

Current liabilities	$70,076	$91,424

Total stockholders’ equity	$327,316	$305,888